UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2006

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Compensation for Named Executive Officers for fiscal 2007, as amended

As previously disclosed, on August 31, 2006, Joseph W. Luter, III relinquished the title of Chief Executive Officer of Smithfield Foods, Inc. (the “Company”) and, effective September 1, 2006, the Company’s Board of Directors elected C. Larry Pope as Chief Executive Officer and confirmed his continuing position as President of the Company. Mr. Luter remains Chairman of the Board of Directors. On August 30, 2006, the Company’s Compensation Committee amended the compensation arrangements with Mr. Pope to reflect his change in office and approved the Company entering into a consulting agreement with Mr. Luter. (See the description of Mr. Luter’s Consulting Agreement below.) The schedule detailing the compensation for Named Executive Officers for fiscal 2007, as amended, is attached hereto as Exhibit 10.1, the contents of which are incorporated herein by reference.

Consulting Agreement

On August 30, 2006, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Joseph W. Luter, III. Under the Consulting Agreement, Mr. Luter agrees to provide consulting services to the Company for a period of one year, with such period subject to extension by the consent of both parties (the “Consulting Period”). The consulting services to be provided by Mr. Luter include cooperating with the management transition at the Company due to Mr. Luter’s retirement, providing strategic advice on major acquisitions, and providing strategic and operational advice on the execution of the corporate commodity hedging strategy. In addition to providing the consulting services, Mr. Luter also agrees to serve as non-executive Chairman of the Board during the Consulting Period if he is elected as such.

Under the terms of the Consulting Agreement, the Company will pay Mr. Luter $83,333.33 per month plus such compensation and benefits as are afforded to the Company’s non-employee directors. Mr. Luter will also be entitled to (i) an office with secretarial and other support, (ii) use of the Company’s aircraft within specified policies for business and personal use (provided that he reimburses the Company for its incremental cost for any personal use), (iii) health care coverage comparable to that received by him prior to his retirement, and (iv) cash incentive awards if and to the extent determined by the Board of Directors to be merited.

During the Consulting Period, Mr. Luter agrees that he will not, without the prior written consent of the Company, engage in competition with the Company by being associated with any business entity which engages in the business of hog production, cattle feeding or meat processing anywhere in the world where the Company has operations or sales. Mr. Luter also agrees, during the Consulting Period and for a period of two years following the Consulting Period, not to solicit employees or customers of the Company for the purpose of competing with the Company.

The Consulting Agreement is filed as Exhibit 10.2 to this report and the foregoing summary description of such agreement is qualified in its entirety by reference to the complete text of such agreement.

Compensation for Non-Employee Directors as of August 30, 2006

On August 30, 2006, the Company’s Board of Directors, upon the recommendation of the Nominating and Governance Committee, changed the compensation for Non-Employee Directors effective August 30, 2006. The approved compensation for the Company’s Non-Employee Directors is attached hereto as Exhibit 10.3, the contents of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit 10.1	Compensation for Named Executive Officers for fiscal 2007, as amended.

	Exhibit 10.2	Consulting Agreement, dated August 30, 2006, by and between the Company and Joseph W. Luter, III.

	Exhibit 10.3	Compensation for Non-Employee Directors as of August 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: September 6, 2006	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit	10.1 Compensation for Named Executive Officers for fiscal 2007, as amended.

Exhibit 10.2     Consulting Agreement, dated August 30, 2006, by and between the Company and Joseph W. Luter, III.

Exhibit	10.3 Compensation for Non-Employee Directors as of August 30, 2006.